UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2026

APTERA MOTORS CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42884	83-4079594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 371-3151

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	SEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2026, Aptera Motors Corp. (the “Company”) agreed to sell to investors, in a registered public offering (the “Offering”) an aggregate of (i) 4,500,000 shares (the “Shares”) of Class B common stock of the Company, par value $0.0001 per share (the “Common Stock”), and (ii) 4,500,000 common stock warrants (the “Common Warrants”) to purchase up to an aggregate of 4,500,000 shares of Common Stock (the “Common Warrant Shares”) in a best efforts public offering (the “Offering”) for aggregate gross proceeds of $9,000,000. Each Share is being sold together with a Common Warrant to purchase one share of Common Stock at a combined public offering price of $2.00 per Share and accompanying Common Warrant. The Common Warrants are exercisable immediately, have a term of five years and have an exercise price of $2.00 per share. Certain of the investors purchased their Shares and Common Warrants pursuant to a securities purchase agreement dated January 22, 2026 by and among the Company and such investors (the “Purchase Agreement”).

The net proceeds to the Company from the Offering are expected to be approximately $8.2 million, after deducting placement agent fees and expenses and other estimated offering expenses payable by the Company. The Company currently intends to use the net proceeds from the Offering to support general corporate purposes, ongoing product validation and manufacturing readiness activities, including vehicle validation testing, advancement of design-for-manufacturability and production planning efforts, initiation of production supplier engagements, and commencement of long-lead tooling in support of planned start-of-production timing.

The Offering is expected to close on or about January 26, 2026, subject to satisfaction of customary closing conditions.

The Shares, the Common Warrants and the Common Warrant Shares were offered by the Company pursuant to a Registration Statement on Form S-1, as amended (including the prospectus forming a part of such Registration Statement), originally filed on January 9, 2026 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), (File No. 333-292655), and declared effective by the SEC on January 22, 2026.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the investors party thereto, other obligations of the parties and termination provisions. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock and securities convertible into shares of Common Stock during the 45-day period following the closing of the Offering subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) until 180 days following the closing of the Offering; provided that 45 days following the closing of the Offering, the issuance of shares of Common Stock pursuant to the Share Purchase Agreement by and between the Company and New Circle Principal Investments LLC on October 13, 2025 shall not be deemed a Variable Rate Transaction. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Common Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein in not available for, the issuance of shares of Common Stock underlying the respective Warrants to the holder. The Company is prohibited from effecting an exercise of any Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% (or 9.99% at election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. In the event of certain fundamental transactions, holders of the Warrants will have the right to receive the Black Scholes Value of their Warrants calculated pursuant to a formula set forth in the Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock in such fundamental transaction.

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In connection with the Offering, the Company entered into a placement agency agreement (the “Placement Agency Agreement”), dated January 22, 2026, with A.G.P./Alliance Global Partners (the “Placement Agent”) pursuant to which the Company agreed to pay the Placement Agent a total cash fee equal to 7.0% of the aggregate gross proceeds of the Offering and to reimburse the Placement Agent for (i) up to $10,000 for non-accountable expenses and (ii) up to $75,000 for the out-of-pocket accountable legal expenses incurred by the Placement Agent in connection with the Offering. In addition, the Company issued to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 135,000 shares of Common Stock (the “Placement Agent Warrant Shares”) at an exercise price equal to $2.10 per share. The Placement Agent Warrants are exercisable immediately and have a term of five years.

Neither the offer and sale of the Placement Agent Warrants nor the offer and sale of the Placement Agent Warrant Shares are registered under the Securities Act. The Placement Agent Warrants and the Placement Agent Warrant Shares were offered in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act.

The foregoing description of the material terms of the Purchase Agreement, the Placement Agency Agreement, the Common Warrants and the Placement Agent Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, the form of Placement Agency Agreement, the form of Common Warrant and the form of Placement Agent Warrant, copies of which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Placement Agent Warrants and the Placement Agent Warrant Shares contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On January 23, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Common Warrant
4.2	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agency Agreement
99.1	Press Release, dated January 23, 2026, announcing the pricing of the Offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptera Motors Corp.

	By:	/s/ Chris Anthony
	Name:	Chris Anthony
	Title:	Co-Chief Executive Officer

Date: January 26, 2026

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